Exhibit 10.4
AMENDMENT TO COMMERCIAL SECURITY AGREEMENT
     THIS AMENDMENT is made in Canton, Ohio, as of December 1, 2010, by and between Magnetech Industrial Services, Inc. (“Grantor”), an Indiana corporation, successor in interest by merger to 3-D Services, Ltd. (“3-D”), with an address at 800 Nave Road, SE, Massillon, Ohio 44646 (the “Massillon Site”) and BDeWees, Inc. (“Lender”), an Ohio corporation with an address 6424 Selkirk Circle NW, Canton, Ohio 44718.
Recitals:
     A. Lender and Grantor’s predecessor, 3-D Services, Ltd., entered into a Commercial Security Agreement dated November 30, 2007 (the “Security Agreement”) as a part of a transaction (the “Transaction”) in which, among other things, Grantor and MISCOR Group, Ltd. (“Miscor”), an Indiana corporation which is the parent corporation of Grantor, became indebted, jointly and severally, to Lender in the principal amount of $2,000,000, as evidenced by the promissory note of Grantor and Miscor (sometimes collectively referred to herein as “Borrowers” and sometimes referred to separately herein as a “Borrower”), dated November 30, 2007, in the principal amount of $2,000,000, executed and delivered to Lender and payable to it or its order, which contained additional terms and provisions (the “Note”).
     B. Pursuant to the terms of a Loan Extension and Modification Agreement (the “Loan Modification”), of even date herewith between Lender and Borrowers, the Note is being amended and restated (the “Amended Note”). As part of the Loan Modification, Grantor is providing additional collateral to secure repayment of the Indebtedness (as defined below).
Agreement:
     THEREFORE, in consideration of the foregoing, the parties agrees as follows:
     1. Incorporation of Recitals. All of the recitals set forth above, including the definitions, are incorporated herein by reference.
     2. Amendment of Security Agreement. The Security Agreement is amended in the following respects, and as amended will be referred to as the Amended Security Agreement.
          (A) Indebtedness. The definition of “Indebtedness” on page 1 of the Security Agreement shall be replaced with the following definition:
     The word “Indebtedness” means Borrowers’ indebtedness to Lender under the Note as amended in connection with the Loan Modification (the “Amended Note”) — including principal interest, and all other amounts which Borrowers now and in the future may owe to Lender under the terms of the Amended Note — together with any additional amounts Borrowers and either of them may owe now or in the future to Lender pursuant to the terms of any of the other documents the parties executed as a part of or in connection with the closing of the Transaction in 2007 or as a part of the Loan Modification, including the Loan Modification itself and this Amended Security Agreement.
          (B) Related Documents. The definitions of “Related Documents” on page 1 of the Security Agreement shall be replaced with the following definitions:
     The words “Related Documents” mean that certain lease between 3D3E, Ltd., an Ohio limited liability company, as landlord, and Grantor, as tenant, entered into on or about November 30, 2007, and the Commercial Security Agreement dated November 30, 2007, entered into between Grantor’s predecessor in interest, 3-D, and XGen III, Ltd. (“XGen”), an Ohio limited liability company, as amended in connection with the loan modification and extension agreement of even date herewith between XGen and Borrowers.
          (C) Collateral Description. The Collateral Description section on page 2 of the Security Agreement shall be replaced with the following language:
     The word “Collateral” as used in this Agreement means the following described property, whether now or hereafter acquired, whether now existing or hereafter arising, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under this Agreement.
All of Grantor’s inventory (but only that which is located at Grantor’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to Grantor’s business at its Massillon Site), (“Inventory”), now owned and hereafter acquired, including, but not limited to, all raw materials, work-in-process, parts, finished goods, merchandise, and other personal property held for sale or lease or to be furnished under a contract of service for Grantor’s own account and all replacements, improvements, substitutions, attachments, accessories, and accessions thereon or thereto;
All of Grantor’s receivables (but only that which is located at Grantor’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to Grantor’s business at its Massillon Site), (“Receivables”), now existing and hereafter coming into existence, including, but not limited to, accounts, contract rights, chattel paper, notes, drafts, acceptances, and other forms of receivables;

All of Grantor’s machinery, equipment, tools and dies, hand tools, motor vehicles, rolling stock, leasehold improvements, furniture, supplies, office equipment, computers and other data processing hardware, improvements, parts and other tangible personal property used or held for use in the operation of Grantor (but only that which is located at Grantor’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to Grantor’s business at its Massillon Site), whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property;
along with:
     (i) All accessions, attachments, accessories, tools, parts, replacements of and additions to any of the Collateral described herein, whether added new or later;
     (ii) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process; and
     (iii) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.
          (D) Representations and Warranties. The Section entitled Grantor’s Representations and Warranties with respect to the Collateral beginning on page 2 of the Security Agreement shall be amended as follows:
(1)	The paragraph titled Location of Collateral beginning on page 2 shall be deleted in its entirety and replaced with the following language:

Location of the Collateral. Except in the ordinary course of Grantor’s business, Grantor agrees to keep tangible collateral at the Massillon Site. Without limiting the enforceability of the preceding sentence, Grantor will deliver to Lender, upon Lender’s request, in form satisfactory to Lender a complete schedule of the location(s) of the Collateral.

(2)	The following paragraphs shall be added to this Section immediately before the paragraph entitled Financing Statements at the top of page 5 of the Security Agreement.

(a) Characteristics of Receivables. At the time any accounts receivable become subject to a security interest in favor of Lender, said account shall be a good and valid account representing a bona fide outright sale of goods by Grantor, or services performed by Grantor and such goods shall have been shipped to the respective account debtors or the services have been performed for the respective account debtors; each account receivable shall not be subject to any claim for credit, allowance or adjustment by account debtors or any setoff, defense or counterclaim; no such account shall have been or shall thereafter be assigned or transferred or subject to any lien, encumbrance or security interest except the security interest of Lender, XGen, and Wells Fargo Bank, NA. Grantor shall defend against all lawful claims and demands of all other persons. Grantor will immediately notify Lender in the event of the refusal of any account debtor to accept, or of the return of, any goods which are the subject of any such account receivable, and of the bankruptcy or insolvency of any account debtor and of any claim asserted for credit, allowance, adjustment, setoff or counterclaim.

(b) Account Records. Grantor shall keep accurate and complete records and accounts in accordance with sound accounting practices of all of its accounts receivable and shall at all reasonable times allow Lender to examine, audit or make extracts from Grantor’s books and records and to arrange for verification of the accounts receivable under reasonable procedures directly with account debtors or by other procedures. Grantor will furnish to Lender on request additional statements of any account together with all notes or other documents and information relating thereto.
          (E) Effective Date for Representations and Warranties. All representations and warranties in the Security Agreement, both those originally contained therein in 2007 and those added through this Amendment, are true and correct as of the date of this Amendment with the same force and effect as if originally made at such time.
          (F) Collect Revenues and Apply Accounts under Section Entitled Rights and Remedies on Default. The following sentence shall be added as the new first sentence to the paragraph entitled Collect Revenues, Apply Accounts in the middle of page 7 of the Security Agreement:
Lender shall have the right upon Grantor’s default to notify account debtors on any or all of Grantor’s accounts receivable of the security interest of Lender in such accounts and to notify such account debtors to make payment of such accounts directly to Lender; and at Lender’s request, Grantor shall so notify such account debtors and indicate on any billings that accounts are payable directly to Lender.
     3. Terminology. All references in the Security Agreement to “3-D Service, Ltd.”, shall be deemed to refer instead to Grantor when the reference is for the period beginning January 1, 2009.
     4. Ratification. Except as expressly modified by this Amendment, all terms and conditions of the original Security Agreement are hereby ratified and confirmed and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed in multiple counterparts by their duly authorized officers at the place and as of the date first above written.

BDeWees, Inc., an Ohio corporation		Magnetech Industrial Services, Inc., an Indiana corporation

By:		By:

	Bernard L. DeWees, its President		Name:

Its:

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